Exhibit 99.1

Executive EMPLOYMENT AGREEMENT

This EXECUTIVE EMPLOYMENT AGREEMENT (the “Agreement”) entered into effective the 1st day of July 2016 (the “Effective Date”), is by and between PSM Holdings, Inc., a Delaware corporation with principal offices in Edmond, Oklahoma (the “Company”), and Kevin J. Gadawski, an individual residing in Dana Point, California (the “Executive”).

RECITALS:

WHEREAS, the Executive has served as Chief Executive Officer (“CEO”) and President since August 28, 2013;

WHEREAS, the Executive has been an employee and compensated by the Company pursuant to an employment agreement dated April 1, 2015;

WHEREAS, the Company and the Executive desire to extend and modify the terms and conditions of the employment arrangement of the Executive for service as an executive of the Company and as President and CEO of the Company’s wholly owned subsidiary Prime Source Mortgage, Inc., a Delaware corporation (“PSMI”) by adopting a new agreement that will supersede the agreement dated April 1, 2015; and

WHEREAS, the Board of Directors of the Company (the “Board”) has approved the terms and conditions set forth in this Agreement;

NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Company agrees to employ the Executive, and the Executive agrees to perform services for the Company as an employee, upon the terms and conditions set forth herein.

1.	TERM.

Executive’s term of employment (the “Initial Term”) under this Agreement shall be four (4) years, commencing on the Effective Date, and shall continue for a period through and including June 30, 2020, and shall expire after June 30, 2020, unless extended in writing by both the Company and Executive or earlier terminated pursuant to the terms and conditions set forth in this Agreement (the Initial Term and any extension thereof, the “Employment Term”). The terms of this Agreement shall be binding upon the parties hereto from the Effective Date throughout the Employment Term. The restrictive covenants in Sections 4(c), 9, and 10 hereof shall survive the termination of this Agreement.

2.	TITLE AND DUTIES.

The Executive shall be employed and shall continue to serve as CEO, President, COO, and CFO of Company, and shall continue to serve as President and CEO of PSMI. The Executive shall perform such services consistent with his positions as might be assigned to him from time to time by the Board and which are consistent with the bylaws of the Company, including, but not limited to, service for any subsidiary, partnership, limited liability company, joint venture, trust or other enterprise or entity controlled by the Company. The Executive shall have such responsibilities and authority as is commensurate with such offices and as may be prescribed by the Board and bylaws of the Company. The Board shall have the right to review and change the duties, responsibilities, and functions of Executive from time to time as it may deem necessary or appropriate; provided, however, that such duties, responsibilities, and functions remain consistent with the Executives status as a senior executive officer of the Company. It is expected that Executive will devote virtually his full time to his duties associated with Company sufficient to reasonably perform them in a manner consistent with past practices.

3.	LOCATION.

The Executive shall perform his services at the Company’s facilities in Dana Point, California, and as needed at its principal offices in Edmond, Oklahoma, or at such other location as mutually agreed between the Company and the Executive.

4.	EXTENT OF SERVICES.

a.     Duty to Perform Services. The Executive agrees not to engage in any material business activities during the term of this Agreement except those that are for the benefit of the Company and its subsidiaries, and to devote not less than substantially all of his entire business time, attention, skill, and effort to the performance of his duties under this Agreement for the Company and any corporation or other entity controlled by the Company now or during the term of this Agreement. Notwithstanding the foregoing, the Executive may engage in charitable, professional and civic activities that do not impair the performance of his duties to the Company, as the same may be changed from time to time. In addition, Executive may serve on the board of directors of up to two companies not engaged in business which may reasonably compete with the business of the Company, provided that Executive shall not be required to render any material services on any committee or otherwise with respect to the operations or affairs of any such company. Nothing contained herein shall prevent the Executive from managing his own personal investments and affairs, including, but not limited to, investing his assets in the securities of publicly traded companies; provided, however, that the Executive’s activities do not constitute a conflict of interest, violate securities laws, or otherwise interfere with the performance of his duties and responsibilities as described herein. The Executive agrees to adhere to the Company’s published policies and procedures, or code of conduct, as each is adopted from time to time, affecting directors, officers, employees, and agents and shall use his best efforts to promote the Company’s interest, reputation, business and welfare.

b.     Corporate Opportunities. The Executive agrees that he will not take personal advantage of any the Company business opportunities that arise during his employment with the Company and that might be of benefit to the Company. All material facts regarding such opportunities shall be promptly reported to the Board for consideration by the Company.

c.     Non-Disparagement. The Executive agrees that, during the Employment Term and for one year thereafter, he shall not, in any communications with the press or other media or any customer, client or supplier of the Company, or any of Company’s affiliates, criticize, ridicule or make any statement which disparages or is derogatory of the Company, or any of Company’s respective directors or senior officers.

d.     Representations Regarding Past Agreements. The Executive hereby represents and warrants to the Company that the execution, delivery and performance of this Agreement by the Executive does not and will not conflict with, or result in breach or default under, or require the consent of, any other party under any agreement to which the Executive is a party.

5.	COMPENSATION AND BENEFITS.

a.         Base Salary. The Executive’s starting annual base salary shall be $250,000 commencing on the Effective Date (the “Annual Base Salary”). The Annual Base Salary shall be payable in equal installments in accordance with the Company’s standard payroll practices. The annual base salary shall be adjusted each January 1st of each subsequent year as follows below, provided the Company has delivered a cumulative profit in the six months ended December 31, 2016 and each twelve months ended December 31, 2017, and 2018 thereafter:

January 1, 2017	$262,500
January 1, 2018	$275,625
January , 2019	$289,406
January 1, 2020	$303,876

b.         Annual Bonus Incentive. Executive will be eligible to participate in an incentive bonus pool based on the annual net profit achieved each year, as detailed below:

Annual Net Income = or > to	Bonus paid to Executive (as a % of annual salary)
$1,200,000	10%
$2,100,000	20%
$3,000,000	50%
$4,200,000	75%
$4,800,000	100%

Eligibility for the annual bonus incentive requires the annual net worth of PSMI be at least equal to the adjusted net worth as required by HUD from time to time. Any bonus earned per above will be reduced to an amount of payment that would not place the Company’s net worth below the minimum adjusted requirement. Additionally, no such bonus shall be paid while the Company’s obligations to Quintium Private Opportunities Fund, L.P., James Miller and Richard Carrington remain due and payable.

c.         Other Benefits. During the Employment Term, Executive will be entitled to participate in the employee benefit plans currently and hereafter maintained by the Company of general applicability to other senior executives of the Company, including, without limitation, the Company’s group medical, dental, vision, disability, life insurance, flexible-spending account, 401(k) and other plans. The Company shall also reimburse the Executive an amount allowable from time to time consistent with reimbursable amounts to other employees participating in Company’s group health insurance plan.

d.         Withholding Taxes. The Company may make any appropriate arrangements to deduct from all benefits provided hereunder any taxes reasonably determined to be required to be withheld by any government or government agency. The Executive shall bear all taxes on benefits provided hereunder to the extent that no taxes are withheld, irrespective of whether withholding is required.

e.         Vacation.      Executive will be entitled to paid vacation of four (4) weeks per year in accordance with the Company’s vacation policy, with the timing and duration of specific vacations mutually and reasonably agreed to by the parties hereto.

f.         Reimbursement of Business Expenses. The Company shall promptly reimburse the Executive for all reasonable travel, entertainment and other expenses incurred or paid by the Executive in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, upon presentation by the Executive of such supporting information and documentation as the Company may reasonably request in accordance with company policy and the requirements of the Internal Revenue Code.

g.            Auto Allowance. The Company shall provide to Executive an automobile allowance of $750 per month for expenses incurred by Executive in connection with the leasing or acquisition of an automobile and shall reimburse the Employee for the cost to insure the vehicle and for mileage.

6.	TERMINATION OF EMPLOYMENT.

a.            Termination Due to Death. The Executive’s employment and this Agreement shall terminate immediately upon his death. If the Executive’s employment is terminated due to his death, his estate or his beneficiaries, as the case may be, shall be entitled to:

(i)     payment of any unpaid portion of his Annual Base Salary through the date of such termination;

(ii)     reimbursement for any outstanding reasonable business expenses he incurred in performing his duties hereunder;

(iii)     the right to elect continuation coverage of insurance benefits to the extent required by law;

(iv)     full and immediate vesting of any unexercised stock options or restricted stock grants;

(v)     any pension survivor benefits that may become due pursuant to any employee benefit plan or program of the Company; and

(vi)     payment of any accrued but unpaid benefits, and any other rights, as required by the terms of any employee benefit plan or program of the Company, this Agreement, or any other agreement between the Company and the Executive.

b.             Termination Due to Disability. The Company may terminate the Executive’s employment at any time if the Executive becomes disabled, upon written notice by the Company to the Executive. For all purposes under this Agreement, “Disability” shall mean that the Executive, at the time the notice is given, has been unable to perform his duties under this Agreement for a period of not less than ninety (90) days during any 180-day period as a result of the Executive’s incapacity due to physical or mental illness. If the Executive’s employment is terminated due to his disability, he shall be entitled to:

(i)     payment of any unpaid portion of his Annual Base Salary through the date of such termination;

(ii)     reimbursement for any outstanding reasonable business expenses he has incurred in performing his duties hereunder;

(iii)     the right to elect continuation coverage of insurance benefits to the extent required by law;

(iv)     full and immediate vesting of any unexercised stock options or restricted stock grants; and

(v)     payment of any accrued but unpaid benefits, and any other rights, as required by the terms of any employee benefit plan or program of the Company, this Agreement, or any other agreement between the Company and the Executive.

c.             Termination for Cause.

The Company may terminate the Executive’s employment at any time for Cause, provided that it gives written notice of termination to the Executive as set forth below. If the Executive’s employment is terminated for Cause, as defined below, he shall be entitled to:

(i)     payment of any unpaid portion of his Annual Base Salary through the date of such termination;

(ii)     reimbursement for any outstanding reasonable business expenses he incurred in performing his duties hereunder through the date of such termination;

(iii)     the right to elect continuation coverage of insurance benefits to the extent required by law; and

(iv)     payment of any accrued but unpaid benefits and any other rights through the date of termination, excluding any severance package benefits, as required by the terms of any employee benefit plan or program of the Company, this Agreement, or any other agreement between the Company and the Executive.

For purposes of this Agreement, a termination for “Cause” shall mean: (i) the final conviction of Executive of, or Executive’s plea of guilty or nolo contendere to, any felony or a crime involving dishonesty, fraud, or moral turpitude; (ii) the indictment of Executive for any felony or a crime involving dishonesty, fraud, or moral turpitude which, in the reasonable good-faith judgment of the Board, has materially damaged, or could materially damage, the reputation of the Company or would materially interfere with the performance of services by the Executive; (iii) the willful commission of fraud, nonincidental misappropriation, embezzlement, or other dishonest act by Executive against the Company; (iv) Executive’s use of illegal drugs or alcohol on the Company’s premises, Executive’s use of illegal drugs or alcohol having an adverse effect on the performance of the Executive’s duties hereunder, or Executive’s use of illegal drugs or alcohol which, in the reasonable good-faith judgment of the Board, has materially damaged, or could materially damage, the reputation of the Company; (v) Executive’s willful failure, gross negligence, or gross misconduct in the performance of his duties to the Company; (vi) Executive’s gross malfeasance in the performance of his duties hereunder; (vii) Executive’s nonfeasance in the performance of his duties hereunder not cured within ten (10) business days after notice of such nonfeasance; (viii) Executive’s failure to follow a written order or direction from the Board which is both legal and reasonable; or (ix) Executive’s breach of this Agreement not cured within ten (10) business days after notice of such breach.

If the Company exercises its right to terminate the Executive for Cause, the Company shall: (1) give the Executive written notice of termination at least ten (10) business days before the date of such termination specifying in detail the conduct constituting such Cause, and (2) deliver to the Executive a copy of a resolution duly adopted by a majority of the entire membership of the Board, excluding interested directors, after reasonable notice to the Executive and an opportunity for the Executive to be heard in person by members of the Board, finding that the Executive has engaged in such conduct.

d.             Involuntary Termination Without Cause or Constructive Termination Without Cause. Subject to the provisions of Section 12 below governing a Change of Control Termination, the Company may terminate the Executive’s employment at any time without Cause, provided that it gives written notice of termination at least ninety (90) days before the date of such termination. If the Executive’s employment is terminated without Cause, or if there is a constructive termination without Cause by which Executive terminates his employment (hereinafter “Good Reason”), as defined below, the Executive shall be entitled to receive from the Company the following:

(i)            payment of any unpaid portion of his Annual Base Salary through the date of such termination plus twelve (12) months of Annual Base Salary payable upon such termination date.

(ii)            reimbursement for any outstanding reasonable business expenses he incurred in performing his duties hereunder;

(iii)           the right to elect continuation coverage of insurance benefits to the extent required by law;

(iv)           full and immediate vesting of any unexercised stock options or restricted stock grants;

(v)            payment of any accrued but unpaid benefits, and any other rights, as required by the terms of any employee benefit plan or program of the Company, this Agreement, or any other agreement between the Company and the Executive; and

(vi)           payment of amounts equal to any premiums for health insurance continuation coverage under any the Company health plans that is elected by the Executive or his beneficiaries pursuant to Section 498B of the Internal Revenue Code, at a time or times mutually agreed to by the parties, but only so long as the Executive is not eligible for coverage under a health plan of another Company (whether or not he elects to receive coverage under that plan).

For purposes of this Agreement, “Good Reason” shall mean a termination of the Executive at his own initiative following the occurrence, without the Executive’s prior written consent, of one or more of the following events not on account of Cause:

(1)	the removal of the Executive from or the failure to elect or re-elect the Executive to the position of an executive officer of the Company ;

(2)	a material reduction in the Executive’s then current Annual Base Salary;

(3)	a material diminution in the Executive’s authority, duties, or responsibilities;

(4)	a material change in the geographic location at which the Executive must perform the services hereunder; or

(5)	any other action or inaction which constitutes a material breach by the Company of this Agreement.

In the event the Executive is terminated without Cause or there is Good Reason for his termination, the Executive shall provide the Company with written notice within ninety (90) days of the event and the Company shall have ten (10) business days to cure the default.

e.             Voluntary Termination. If the Executive voluntarily terminates his employment or resigns from all positions with the Company and its subsidiaries on his own initiative for reasons other than his death, Disability, or Good Reason, he shall be entitled to:

(i)     payment of any unpaid portion of his Annual Base Salary through the effective date of such termination;

(ii)     reimbursement for any outstanding reasonable business expenses he has incurred in performing his duties hereunder;

(iii)     the right to elect continuation coverage of insurance benefits to the extent required by law; and

(iv)     payment of any accrued but unpaid benefits, and any other rights, as required by the terms of any employee benefit plan or program of the Company, this Agreement, or any other agreement between the Company and the Executive.

A voluntary termination under this paragraph shall be effective upon fifteen (15) days’ prior written notice to the Company unless the parties mutually agree to extend the effective date.

7.	Mitigation and Offset.

If the Executive’s employment is terminated during the term of this Agreement pursuant to the provisions of paragraph 6(d), above, the Executive shall be under no duty or obligation to seek or accept other employment, and no payment or benefits of any kind due him under this Agreement shall be reduced, suspended or in any way offset by any subsequent employment. The obligation of the Company to make the payments provided for in this Agreement shall not be affected by any circumstance including, by way of example rather than limitation, any set-off, counterclaim, recoupment, defense, or other right that the Company may assert, or due to any other employment or source of income obtained by the Executive.

8.	Entitlement to Other Benefits.

Except as expressly provided herein, this Agreement shall not be construed as limiting in any way any rights or benefits the Executive, his spouse, dependents or beneficiaries may have pursuant to any other employee benefits plans or programs.

9.	NON-COMPETITION AND CONFIDENTIAL INFORMATION.

a.             Executive Acknowledgment. Executive acknowledges that his position with the Company and its subsidiaries is special, unique and intellectual in character and his position in the Company and its subsidiaries will place him in a position of confidence and trust with employees and clients of the Company and its subsidiaries.

b.             Non-Competition. Executive agrees that during the Employment Term and for a period of one (1) year thereafter, Executive will not directly or indirectly: (i) (whether as director, officer, consultant, principal, employee, agent or otherwise) engage in or contribute Executive's knowledge and abilities to any business or entity in competition with the Company and its subsidiaries; (ii) employ or attempt to employ or assist anyone in employing any person who is an employee of the Company or its subsidiaries or was an employee of the Company or its subsidiaries during the previous one (1) year period; or (iii) attempt in any manner to solicit from any client business of the type performed by the Company or its subsidiaries or persuade any client of the Company or its subsidiaries to cease doing business or reduce the amount of business that such client has customarily done with the Company and its subsidiaries.

c.        Confidentiality. Executive acknowledges that Executive will have access to certain proprietary and confidential information of the Company and its subsidiaries and their clients including, but not limited to, contemplated new products and services, marketing and advertising campaigns, sales projections, creative campaigns and themes and financial information of the Company and its subsidiaries. Executive agrees not to use or disclose any confidential information during the Employment Term or thereafter other than in connection with performing Executive's services for the Company and its subsidiaries in accordance with this Agreement.

d.        Enforcement. Executive agrees that the restrictions set forth in this Section 9 are reasonable and necessary to protect the goodwill of the Company and its subsidiaries. If any of the covenants set forth herein are deemed to be invalid or unenforceable based upon the duration or otherwise, the parties contemplate that such provisions shall be modified to make them enforceable to the fullest extent permitted by law.

e.        Equitable Relief. In the event of a breach or threatened breach by Executive of the provisions set forth in this Section 9, Executive acknowledges that the Company and its subsidiaries will be irreparably harmed and that monetary damages shall be an insufficient remedy to the Company and its subsidiaries. Therefore, Executive consents to enforcement of this paragraph by means of temporary or permanent injunction and other appropriate equitable relief in any competent court, in addition to any other remedies the Company and its subsidiaries may have under this Agreement or otherwise.

10.	INTELLECTUAL PROPERTY.

a.        Inventions. The Company has retained Executive to work essentially full time so that anything Executive produces during the Employment Term is the property of the Company and its subsidiaries. Any writing, invention, design, system, process, development or discovery conceived, developed, created or made by Executive, alone or with others, during the period of his employment hereunder and applicable to the business of the Company or its subsidiaries, whether or not patentable, registrable, or copyrightable, shall become the sole and exclusive property of the Company and its subsidiaries.

b.        Disclosure and Cooperation. Executive shall disclose the same promptly and completely to the Company and shall, during the period of his employment hereunder and at any time and from time to time hereafter, (i) execute all documents requested by the Company for vesting in the Company the entire right, title and interest in and to the same, (ii) execute all documents requested by the Company for filing such applications for and procuring patents, trademarks, service marks or copyrights as the Company, in its sole discretion, may desire to prosecute, and (iii) give the Company all assistance it may reasonably require, including the giving of testimony in any suit, action, investigation or other proceeding, in order to obtain, maintain and protect the Company's right therein and thereto.

11.	POST EMPLOYMENT OBLIGATIONS.

a.        Company Property. All records, files, lists, including computer generated lists, drawings, documents, equipment and similar items relating to the Company's business which Executive shall prepare or receive from the Company shall remain the Company's sole and exclusive property. Upon termination of this Agreement, Executive shall promptly return to the Company all property of the Company in his possession. Executive further represents that he will not copy or cause to be copied, print out or cause to be printed out any software, documents or other materials originating with or belonging to the Company. Executive additionally represents that, upon termination of his employment with the Company, he will not retain in his possession any such software, documents or other materials.

b.            Cooperation. Executive agrees that both during and after his employment he shall, at the request of the Company, render all assistance and perform all lawful acts that the Company considers necessary or advisable in connection with any litigation involving the Company or any director, officer, employee, shareholder, agent, representative, consultant, client or vendor of the Company.

12.	Change of Control

a.            Change of Control Defined. For purposes of this Agreement, “Change in Control” means:

(i)     any person or entity becoming the beneficial owner, directly or indirectly, of securities of the Company representing fifty-one (51%) percent of the total voting power of all its then outstanding voting securities;

(ii)     a merger or consolidation of the Company in which its voting securities immediately prior to the merger or consolidation do not represent, or are not converted into securities that represent, a majority of the voting power of all voting securities of the surviving entity immediately after the merger or consolidation;

(iii)     a sale of substantially all of the assets of the Company, or any consolidated subsidiary, or a liquidation or dissolution of the Company, or a consolidated subsidiary; or

(iv)     individuals who, as of the date of the signing of this Agreement, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board, except for the election or appointment of directors by the holders of outstanding preferred stock; provided that any individual who becomes a director of the Company subsequent to the date of the signing of this Agreement, whose election, or nomination for election by the Company stockholders, was approved by the vote of at least a majority of the directors then in office shall be deemed a member of the Incumbent Board.

“Change of Control” shall not mean any change of control as a result of the exercise of preferred shares of the Company or the right of any preferred shareholder of the Company to appoint additional directors.

b.             Involuntary Termination Relating to a Change in Control. The Company may terminate the Executive’s employment without Cause or the Executive may terminate his employment for Good Reason, either upon thirty (30) day’s prior written notice, in the case of a Change of Control. In the event Executive’s employment is terminated on account of (i) an involuntary termination by the Company for any reason other than Cause, death, or Disability, or (ii) the Executive voluntarily terminates employment with the Company on account of a resignation for Good Reason, in either case that occurs (x) at the same time as, or within the twelve (12) month period following, the consummation of a Change in Control or (y) within the sixty (60) day period prior to the date of a Change in Control where the Change in Control was under consideration at the time of Executive’s termination date (a “Change of Control Termination”), then Executive shall be entitled to the benefits provided in subsection (c) of this Section 12. A Change of Control Termination shall be governed by this Section 12 and shall supersede the termination provisions of Section 6 hereof.

c.             Compensation upon Involuntary Termination Relating to a Change in Control. Subject to the provisions of subsection (e) of this Section 12, in the event a termination described in subsection (b) of this Section 12 occurs, the Company shall provide that the following be paid to the Executive after his termination date, provided that Executive executes and does not revoke the Release:

(i)     One (1) times the sum of the highest Annual Base Salary, paid in a single lump sum cash payment on the sixtieth (60th) day following Executive’s termination date.

(ii)     With respect to any outstanding Company stock options held by the Executive as of his Termination Date, the Company shall fully accelerate the vesting and exercisability of such stock options, so that all such stock options shall be fully vested and exercisable as of Executive’s termination date, such options (as well as any outstanding stock options that previously became vested and exercisable) to remain exercisable, notwithstanding anything in any other agreement governing such options, until the later of (A) a period of one year after the Executive’s termination date, or (B) the original term of the option.

(iii)     With respect to any Restricted Stock Units or Restricted Share Awards issued under a Plan and held by the Executive that are unvested at the time of his termination date, all such unvested Restricted Stock Units and Restricted Share Awards shall vest and settle not later than sixty (60) days following the Termination Date.

(iv)     Executive shall receive any amounts earned, accrued or owing but not yet paid to Executive as of his termination date, payable in a lump sum, and any benefits accrued or earned in accordance with the terms of any applicable benefit plans and programs of the Company.

d.             Consequence of a Change in Control. Notwithstanding the terms of any of the Company’s equity compensation plans (each a “Plan”), if, as of the date of a Change in Control, Executive holds stock options issued under a Plan that are not vested and exercisable, such stock options shall become fully vested and exercisable as of the date of the Change in Control if the acquirer does not agree to assume or substitute for equivalent stock options such outstanding stock options.

e.             Release. Notwithstanding the foregoing, no payments or other benefits under this Section 12 shall be made unless Executive executes, and does not revoke, the Company’s standard written release (the “Release”) of any and all claims against the Company and all related parties with respect to all matters arising out of Executive’s employment by the Company (other than entitlements under the terms of this Agreement or under any other plans or programs of the Company in which Executive participated and under which Executive has accrued or become entitled to a benefit) or a termination thereof, with such release being effective not later than sixty (60) days following Executive’s termination date.

13.	ARBITRATION.

Any dispute or controversy arising under or in connection with this Agreement shall, if either the Company or the Executive so elects within fifteen (15) business days after the dispute or controversy arises or if the Company and Executive jointly so elects, be settled by arbitration, in accordance with the Commercial Arbitration Rules procedures of the American Arbitration Association. Arbitration shall occur before a single arbitrator; provided, however, that if the parties cannot agree on the selection of such arbitrator within thirty (30) days after the matter is referred to arbitration, each party shall select one arbitrator and those arbitrators shall jointly designate a third arbitrator to comprise a panel of three arbitrators. The decision of the arbitrator shall be rendered in writing, shall be final, and may be entered as a judgment in any court in the State of Oklahoma. The Company and the Executive each irrevocably consent to the jurisdiction of the federal and state courts located in State of Oklahoma for this purpose. The arbitrator shall establish the extent of discovery permitted and shall be authorized to allocate the reasonable costs of arbitration between the parties. Notwithstanding the foregoing, the Company, in its sole discretion, may bring an action in any court of competent jurisdiction to seek injunctive relief in order to avoid irreparable harm and such other relief as the Company shall elect to enforce the Executive’s covenants herein.

14.	INDEMNIFICATION.

The Company agrees that if the Executive is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative, or investigative (a “Proceeding”), by reason of the fact that he is or was a director, officer or employee or the Company, or is or was serving at the request of the Company as a director, officer, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is the Executive’s alleged action in an official capacity while serving as a director, officer, member, employee or agent, the Executive shall be indemnified and held harmless by the Company to the fullest extent permitted or authorized by law and by the Company’s certificate of incorporation and bylaws. “Proceeding” shall not include any action, suit or proceeding initiated by the Executive against the Company or any of its subsidiaries or affiliates. To the extent consistent with the foregoing, this obligation to indemnify the Executive and hold him harmless shall continue even if he has ceased to be a director, officer, member, employee or agent of the Company or other such entity described above, and shall inure to the benefit of the Executive’s heirs, executors and administrators. The Company shall advance to the Executive all reasonable costs and expenses incurred by him in connection with a Proceeding within twenty (20) days after receipt by the Company of a written request for such advance. Such request shall include an undertaking by the Executive to repay the amount of such advance if it shall ultimately be determined that the Executive is not entitled to be indemnified against such costs and expenses.

Neither the failure of the Company (including its Board, independent legal counsel or stockholders) to have made a determination before such Proceeding concerning payment of amounts claimed by the Executive under the paragraph above that indemnification of the Executive is proper because he has met the applicable standards of conduct, nor a determination by the Company (including its Board, independent legal counsel or stockholders) that the Executive has not met such applicable standards of conduct, shall create a presumption that the Executive has not met the applicable standards of conduct.

Executive understands and acknowledges that the Company may be required in the future to undertake with the Securities and Exchange Commission to submit in certain circumstances the question of indemnification to a court for a determination of the Company’s right under public policy to indemnify Executive and the obligation to indemnify the Executive hereunder shall be expressly subject to the outcome of such determination.

15.	General Provisions.

a.         Notices. Any notice, demand, request, waiver or other communication required or permitted to be given pursuant to this Agreement must be in writing (including electronic format) and will be deemed by the parties to have been received (i) upon delivery in person (including by reputable express courier service) at the address set forth below; (ii) upon delivery by facsimile (as verified by a printout showing satisfactory transmission) at the facsimile number designated below (if sent on a business day during normal business hours where such notice is to be received and if not, on the first business day following such delivery where such notice is to be received); (iii) upon delivery by electronic mail (as verified by a printout showing satisfactory transmission) at the electronic mail address set forth below (if sent on a business day during normal business hours where such notice is to be received and if not, on the first business day following such delivery where such notice is to be received); or (iv) upon three business days after mailing with the United States Postal Service if mailed from and to a location within the continental United States by registered or certified mail, return receipt requested, addressed to the address set forth below. Any party hereto may from time to time change its physical or electronic address or facsimile number for notices by giving notice of such changed address or number to the other party in accordance with this section.

If to the Company at:	PSM Holdings, Inc.
5300 Mosteller Drive, Suite 3
Oklahoma City, OK 73112
Attention: Michael Margolies, Chairman, Compensation Committee
Facsimile No.:
Email Address: mm@littlebanc.com

With a copy (which will not constitute notice) to:	Ronald N. Vance
The Law Office of Ronald N. Vance & Associates, P.C.
1656 Reunion Avenue
Suite 250
South Jordan, UT 84095
Facsimile No. (801) 446-8803
Email Address: ron@vancelaw.us

If to the Executive at:	Kevin J. Gadawski
19 Terraza Del Mar
Dana Point, CA 92629
Facsimile No.:
Email Address: kgadawski@psmortgage.com

b.         Legal Expenses. Except as provided in Section 13 (Arbitration), if any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties will be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

c.         Assignability and Binding Nature. No rights or obligations may be assigned or transferred by the Company except that such rights or obligations may, subject to the provisions of Section 12 (Change of Control), be assigned or transferred pursuant to a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations, and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. Notwithstanding any such assignment, the Company shall not be relieved from liability under this Agreement. The obligations of the Executive are personal and no rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than his right to receive compensation and benefits, provided such assignment or transfer is otherwise permitted by law.

d.         Amendment. This agreement may be amended or modified only by a written instrument executed by both the Company and the Executive.

e.         Exhibits. Any exhibit, schedule, or other attachment referenced in this Agreement is annexed hereto and is incorporated herein by this reference and expressly made a part hereof.

f.          Pronouns. Whenever the context might require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

g.         Captions. The captions appearing herein are for convenience of reference only and in no way define, limit or affect the scope or substance of any section hereof.

h.         Time. All reference herein to periods of days are to calendar days, unless expressly provided otherwise. Any reference herein to business days shall mean any day other than Saturday, Sunday or other day on which commercial banks in the State of Oklahoma are authorized or required by law to remain closed. Where the time period specified herein would end on a weekend or holiday, the time period shall be deemed to end on the next business day.

i.         Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Executive and supersedes all prior agreements and understandings, whether written or oral relating to the subject matter hereof.

j.         Severability. In case any provision hereof shall be held by a court or arbitrator with jurisdiction over the Company or the Executive to be invalid, illegal, or otherwise unenforceable, such provision shall be restated to reflect as nearly as possible the original intentions of the Company and the Executive in accordance with applicable law, and the validity, legality, and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

k.         Waiver. No delays or omission by the Company or the Executive in exercising any right hereunder shall operate as a waiver of that or any other right. A waiver or consent given by the Company or the Executive or any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

l.         Governing Law. This Agreement shall be construed, interpreted, and enforced in accordance with the laws of the State of Oklahoma, without regard to its conflicts of laws principles.

m.        Jurisdiction; Service of Process. If neither the Company or the Executive elects to be governed by the provisions of Section 13 (Arbitration), the parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of, the courts of the State of Oklahoma located in County of Oklahoma, and/or the United States District Court, District of Oklahoma, in respect of any matter arising under this Agreement.

n.         Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

o.         Full Knowledge. By their signatures, the parties acknowledge that they have carefully read and fully understand the terms and conditions of this Agreement, that each party has had the benefit of separate counsel, or has been advised to obtain separate counsel, and that each party has freely agreed to be bound by the terms and conditions of this Agreement. To the extent that a party elects not to consult with such counsel, the party hereby waives any defense to inadequate representation by counsel.

p.     Construction. This Agreement shall be construed as though all parties had drafted it.

q.     Non-Exclusivity of Remedies. The rights and remedies of the parties hereto shall not be mutually exclusive, and the exercise of one or more of the provisions of this Agreement shall not preclude the exercise of any other provision.

r.     Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the parties hereto will be entitled to specific performance. Each of the parties agrees that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

IN WITNESS WHEREOF, each of the parties hereto has executed this Executive Employment Agreement the respective days and year set forth below.

COMPANY:	PSM Holdings, Inc.

Date: July 5, 2016	By:	/s/ Michael Margolies
Michael Margolies Chairman, Compensation Committee

EMPLOYEE:

Date: July 5, 2016	/s/ Kevin Gadawski
Kevin J. Gadawski